UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Attitude Drinks Incorporated
(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 102, Palm Beach Gardens, Florida 33410-4237
(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Effective January 29, 2013 Attitude Drinks Incorporated (the “Company”), the stockholders holding a majority voting rights of our Common Stock approved the following actions by written consent in lieu of a meeting of Stockholders:

- Amend the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock of the Corporation to 20,000,000,000 from 5,000,000,000 and to decrease the par value of its common stock and preferred stock from $.001 to $.00001 per share.

- Ratify the Attitude Drinks Incorporated 2013 Equity Incentive Plan.

Number of votes that voted in favor of the actions - 5,199,953,666 or 51.4% of the voting equity of the Company.

Item8.01.	Other Events.

The Company has entered into a new office lease agreement to occupy 3,204 square feet with a right of first refusal for contiguous space of approximately 2,025 square feet.  We will move to this new location on February 7, 2013.  The new office address will be “712 U.S. Highway 1, Suite 200, North Palm Beach, Florida 33408”, and the new lease will be for a term of thirty-six (36) months commencing February 1, 2013 with two (2) year renewable terms.  Monthly rent for the first year will be $4,272 with a 3% increase on February 1 of each year thereafter.

Exhibit No.	Description

10.83*	Form of New Office Lease Agreement, Commencing February 1, 2013

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013

ATTITUDE DRINKS INCORPORATED

By:	/s/ Roy G. Warren
Name:	Roy G. Warren
Title:	President and Chief Executive Officer